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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2008

INDEPENDENCE LEAD MINES COMPANY
(Exact Name of Registrant as Specified in its Charter)

Arizona	001- 316	82-0131980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P O BOX 717 WALLACE, IDAHO	83873
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (208) 753-2525

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (3-05) Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 8.01

Item 8.01 Other Events

The Registrant, late Tuesday afternoon, entered into an agreement with Hecla Mining Company (HL:NYSE). The agreement will allow Hecla to acquire all of the Registrant’s mining properties and other assets. In return, Hecla will distribute 6,936,884 of its common shares to the Registrant. Independence Lead Mines will then liquidate and distribute the Hecla shares to the Registrant’s shareholders at the rate of 1.2 Hecla shares for each share of the Registrant. The agreement includes a $1.25 million break-up fee if the transaction does not close for certain reasons. Closing is expected to be completed late in the first quarter or early in the second quarter of 2008. The transaction is subject to the approval of Independence Lead’s shareholders and applicable securities laws.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE LEAD MINES COMPANY

By: /s/ Bernard C. Lannen
President and Chief Administrative Officer
Date: February 13, 2008